Securities and Exchange Commission

                                Washington, DC  20549

                                      Form 8-K

                                   Current Report

                       Pursuant to Section 13 to 15(d) of the
                            Securities Exchange Act 1934


                           Date of Report March 28, 1994
                          (Date of earliest event reported)




                   California Energy Company, Inc.
               (Exact name of registrant as specified in its charter)




      Delaware                  1-9874                       94-2213782
(State of other           (Commission File                (IRS Employer
jurisdiction of            Number)                        Identification No)
incorporation)



      10831 Old Mill Road              Omaha, Nebraska             68154
(Address of principal executive offices)                          Zip Code



Registrant's Telephone Number, including area code: (402)330-8900



                                N/A
            (Former name or former address, if changed since last report)

ITEM 5.  Other Events

      On March 28, 1994 the Registrant announced the closing of its offering of Senior Discount Notes on March 24, 1994. The Senior Discount Notes, which accrete to an aggregate principal amount of $529,640,000 at maturity, provide gross proceeds to the Company of $390,000,017, are redeemable after five years at the option of the Registrant for a premium declining to par in 2002, bear an interest rate of 10 1/4% and mature on January 15, 2004. A copy of the press release (which in no way constitutes an offer to sell or a solicitation of an offer to buy the Senior Discount Notes, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State) issued by the Registrant and the Indenture (including a form of Senior Discount Note) dated as of March 24, 1994, setting forth the terms of the Senior Discount Notes are set forth as Exhibits 1 and 2 hereto and are incorporated herein by reference. The foregoing description of the Senior Discount Notes does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.



ITEM 7.  Financial Statements and Exhibits

      Exhibit 1 - Press Release dated March 28, 1994.
      Exhibit 2 - Indenture dated as of March 24, 1994 between
                     the Registrant and IBJ Schroder Bank and Trust
                     Company.








                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       California Energy Company, Inc.



                                       By:   /s/ Steven A. McArthur
                                             Steven A. McArthur
                                             Senior Vice President

Dated:  March 28, 1994